Exhibit 99.1

ROSEHILL RESOURCES ANNOUNCES DAVID L. FRENCH AS

CHIEF EXECUTIVE OFFICER

HOUSTON, March 11, 2019 /Globe Newswire/ — Rosehill Resources Inc. (“Rosehill” or the “Company”) (NASDAQ: ROSE, ROSEW, ROSEU) today announced David L. French will join Rosehill as Director, President and Chief Executive on or before April 30, 2019, subject to his completion of continuing obligations in his current role. At such time, Mr. French will succeed Gary C. Hanna, who has served as Interim President and Chief Executive Officer since September 2018. Mr. Hanna will remain Chairman of the Company’s Board of Directors.

Mr. Hanna commented, “We are very pleased to have David French join us as our new President and Chief Executive Officer. David brings a wealth of experience and is a proven oil and gas leader with broad technical and exceptional commercial experience across multiple basins, including the Permian Basin. We are confident that David will lead our teams in building on the positive results we have generated and momentum we have created since Rosehill’s formation.”

Mr. French has over 29 years of experience in the energy industry, serving in key executive and operational leadership roles within the energy sector. Mr. French most recently served as Director, President, and Chief Executive Officer of Obsidian Energy Ltd since 2016. He was Director, President, and Chief Executive Officer of Bankers Petroleum Ltd from 2013 to 2016 and prior this position held various managerial and operational positions at Apache Corporation, McKinsey & Company, Altura Energy Ltd, and Amoco Corporation. Mr. French holds a bachelor’s degree in mechanical engineering from Rice University and an MBA from Harvard Business School.

Mr. French’s appointment comes after the conclusion of a comprehensive executive search, led by Preng & Associates.

About Rosehill Resources Inc.

Rosehill Resources Inc. is an oil and gas exploration company with producing assets in Texas and New Mexico with its investment activity focused in the Delaware Basin portion of the Permian Basin. The Company’s strategy for growth includes the organic development of its two core acreage areas in the Northern Delaware Basin and the Southern Delaware Basin, as well as focused acquisitions in the Delaware Basin.

Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. All statements, other than statements of historical fact included in this communication, regarding Rosehill’s opportunities in the Delaware Basin, strategy, future operations, financial position, estimated results of operations, future earnings, future capital spending plans, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “guidance,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

You should not place undue reliance on these forward-looking statements. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements in this communication are reasonable, no assurance can be given that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and completion equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks and uncertainties discussed under Risk Factors in the Company’s Form 10-K, and in other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this communication. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

Contact Information:

Gary C. Hanna	Craig Owen
Chairman of the Board and Interim Chief Executive Officer	Chief Financial Officer 281-675-3400
281-675-3400

John Crain

Senior Manager, Finance and Investor Relations

281-675-3493